Exhibit 13(i)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in this Registration Statement on Form N-3 (the "Registration Statement") of our report dated April 3, 2009, relating to the financial statements of Prudential Insurance Company of America, which appears in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

April 16, 2009